UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): August 14, 2025

Carter’s, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Phipps Tower,
3438 Peachtree Road NE, Suite 1800
Atlanta, Georgia 30326
(Address of principal executive offices, including zip code)
(678) 791-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
Departure of Executive Officer

In connection with an organizational restructuring, Carter’s, Inc. (the “Company”) is announcing the departure of Kendra D. Krugman, Chief Product Officer. The Company made this organizational change on August 18, 2025, as part of the Company's transition in our operating model, to enhance agile decision making and strengthen competitiveness. On an interim basis, Douglas C. Palladini, the Company’s Chief Executive Officer & President, will provide oversight for the product team.

Ms. Krugman’s separation, effective October 21, 2025, will be treated as an involuntary termination without cause consistent with her existing severance agreement with the Company, a form of which was filed with the U.S. Securities and Exchange Commission (the “SEC”) as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on October 29, 2015.

Ms. Krugman is expected to enter into a separation agreement with the Company, confirming her severance benefits and post-termination obligations under her existing severance agreement as well as a customary release of claims. The severance benefits she is entitled to are consistent with a termination without cause, as further described under the heading “Compensation Discussion and Analysis – Severance Agreements with NEOs” in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 4, 2025, except that her 2025 annual incentive plan payout (if any) will be pro-rated through August 22, 2025.

Termination of Deferred Compensation Plan

On August 14, 2025, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Compensation & Human Capital Committee of the Board, irrevocably terminated The William Carter Company Deferred Compensation Plan (the “Plan”), effective as of September 30, 2025 (the “Termination Date”). The Board has decided to terminate the Plan in response to, among other things, low participation by Company employees, combined with ongoing administrative complexity and reduced need for the Plan in light of approved changes to the Company’s 401(k) plan noted below. The Plan is currently overfunded and was originally established in 2009 in light of the Company’s decision to transition from a Safe Harbor 401(k) Plan at that time. The Company’s Board has approved a transition to a Safe Harbor 401(k) Plan in connection with the termination of the Plan.

Prior to the Plan’s termination, qualifying employees as permitted by the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), including the Company’s named executive officers (collectively, the “Plan Participants”), could make an annual election to defer a portion of their base salary, annual cash incentive compensation, and an amount of base salary equal to 100% of the amount of any refund under the Company’s 401(k) plan due to the results of annual non-discrimination testing. The Company does not make any matching or discretionary contributions under the Plan. At the option of the Plan Participant, those amounts could be deferred to a specific date at least two years from the last day of the year in which deferrals were credited into the Plan Participant’s account.

In accordance with Section 409A of the Internal Revenue Code, as amended, and as a result of termination of the Plan, all Plan Participants (and any beneficiaries) will receive a single, lump sum payout of the full balance of their respective accounts as of a final payment date (the “Final Payment Date”), which is scheduled to occur as soon as practicable after twelve months following the Termination Date, but in no event later than 24 months after the Termination Date. Until the Final Payment Date, the Plan will continue to operate in the ordinary course. For example, distributions of accounts that are set to occur prior to the Final Payment Date will be made as scheduled under the terms of the Plan and Plan Participants’ accounts will continue to be adjusted for earnings and losses based on the selected deemed investments in accordance with the terms of the Plan, but no new deferrals will be permitted to Plan Participants’ accounts after the Termination Date.

In 2025, of the 302 Company employees eligible for annual participation in the Plan, there were 16 total active Plan Participants as of August 14, 2025. As of August 14, 2025, the following current executive officers and a former named executive officer had the following account balances under the Plan:

Name and Title	Account Balance
Brian J. Lynch(1)	$3,260,937.42
Allison M. Peterson	$15,189.56
Raghu R. Sagi	$249,478.92
Richard F. Westenberger	$364,139.25
Jill A. Wilson	$382,045.12
(1) Mr. Lynch retired from Carter’s in fiscal 2024 and was a named executive officer in the Company’s most recently-filed Definitive Proxy Statement.

Forward Looking Statements
Statements in this Current Report on Form 8-K that are not historical fact and use predictive words such as “estimates”, “outlook”, “guidance”, “expect”, “believe”, “intend”, “designed”, “target”, “plans”, “may”, “will”, “are confident” and similar words are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed in this Form 8-K. These risks and uncertainties include, but are not limited to, those disclosed in Part II, Item 1A. “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2025 and Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, and otherwise in our reports and filings with the Securities and Exchange Commission, as well as the following factors: changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits; risks related to public health crises; risks related to consumer tastes and preferences, as well as fashion trends; the failure to protect our intellectual property; the diminished value of our brands, potentially as a result of negative publicity or unsuccessful branding and marketing efforts; delays, product recalls, or loss of revenue due to a failure to meet our quality standards; risks related to uncertainty regarding the future of international trade agreements and the United States’ position on international trade, as well as significant political, trade, and regulatory developments and other circumstances beyond our control; increased competition in the marketplace; financial difficulties for one or more of our major customers; identification of locations and negotiation of appropriate lease terms for our retail stores; distinct risks facing our eCommerce business; failure to forecast demand for our products and our failure to manage our inventory; increased margin pressures, including increased cost of materials and labor and our inability to successfully increase prices to offset these increased costs; continued inflationary pressures with respect to labor and raw materials and global supply chain constraints that have, and could continue, to affect freight, transit, and other costs; fluctuations in foreign currency exchange rates; unseasonable or extreme weather conditions; risks associated with corporate responsibility issues; our foreign sourcing arrangements; a relatively small number of vendors supply a significant amount of our products; disruptions in our supply chain, including increased transportation and freight costs; our ability to effectively source and manage inventory; problems with our Braselton, Georgia distribution facility; pending and threatened lawsuits; the timing of conversion of our 401(k) plan to a safe harbor 401(k) plan; a breach of our information technology systems and the loss of personal data or a failure to implement new information technology systems successfully; unsuccessful expansion into international markets; failure to comply with various laws and regulations; failure to properly manage strategic initiatives; retention of key individuals; acquisition and integration of other brands and businesses; failure to achieve sales growth plans and profitability objectives to support the carrying value of our intangible assets; our continued ability to meet obligations related to our debt; changes in our tax obligations, including additional customs, duties or tariffs; our continued ability to declare and pay a dividend; volatility in the market price of our common stock; and the cost or effort required for our shareholders to bring certain claims or actions against us, as a result of our designation of the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings. Except for any ongoing obligations to disclose material information as required by federal securities laws, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The inclusion of any statement in this press release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Item 9.01.                      Financial Statements and Exhibits.

Exhibit Number	Description

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 18, 2025	CARTER’S, INC.

	By:	/s/ Antonio D. Robinson
	Name:	Antonio D. Robinson
	Title:	Chief Legal & Compliance Officer and Secretary